UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-55800	81-3623646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28-10 Jackson Avenue #26N Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

+1 212-945-2080

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2024 Qrons Inc. (the “Company” or “Qrons”) entered into a Term Sheet (the “Agreement”) with First Person Ltd. (“FP”), a privately held Alberta, Canada corporation.

Under the Agreement FP will enter into a reverse triangular merger with Qrons and a newly formed wholly-owned acquisition subsidiary of Qrons (the “Merger Sub”), which merger (the “Merger”) shall qualify as a tax-free reorganization under the U.S. Internal Revenue Code, and pursuant to which all of the outstanding capital stock of FP will be exchanged for shares of Qrons common stock (“Common Stock”); Merger Sub will merge with and into FP, and FP will survive the Merger and become a wholly owned subsidiary of Qrons.  The definitive agreement (the “Merger Agreement”) shall contain certain customary provisions including necessary board, shareholder and other required consents upon completion of satisfactory due diligence by each of FP and Qrons.

Immediately prior to the Merger it is anticipated that Qrons shall not have any liabilities, contingent or otherwise, including but not limited to notes payable (other than an existing $216,000 convertible promissory note payable plus accrued interest to Quick Capital, LLC) and accounts payable, except as set forth in the Merger Agreement (which shall not exceed $100,000 in the aggregate.) Further it is contemplated that after arranging for elimination of its convertible debt (excluding the aforementioned Quick Capital LLC note), conversion of debts, conversion of loans and advances into common stock, and any other share issuances pre-Merger it is estimated Qrons will have approximately 18 million shares outstanding.

In consideration for the Merger, the stockholders (and holders of stock equivalents) of FP will receive, in exchange for all of their outstanding shares of capital stock of FP on a fully diluted basis (including all outstanding preferred stock and convertible notes on an as-converted basis, and any outstanding warrants, an aggregate of 80.51% restricted shares of Qrons’ common Stock pro rata. The Qrons Holders immediately prior to the Merger after giving effect to conversion, compromises of debt, warrant or stock option exercises, if any, or other pre-Merger issuance of shares will retain in the aggregate, 14.5% of the outstanding shares of Qrons common stock with anti-dilution protection, the precise terms of such anti-dilution protection to be reflected in the Merger Agreement. Venture Group LLC shall hold an aggregate of 4.99% restricted common shares.

Upon the closing of the Merger, Qrons shall have an authorized capitalization of 200,000,000 shares of Common Stock and 10,000 Series A Preferred stock. On the Closing Date, all of the current officers and directors of Qrons shall resign and, simultaneously therewith, (a) the new Board of Directors shall be appointed as designated by FP; and (b) such officers shall be appointed as shall be determined by FP.

The anticipated closing date for the Merger (the “Closing Date”) will be on or before December 16, 2024. Qrons and FP shall publish a press release upon Closing, the contents of which will be subject to prior approval of both parties.

From and after the date of the execution of the Agreement (the “Execution Date”) through and including December 16, 2024 (the “Exclusivity Period”),  FP and Qrons each hereby covenants and agrees that it will not during the Exclusivity Period enter into any public offering, financing, reverse merger or similar type of going-public transaction, divestiture, other than the Merger as set forth in the Agreement, except for (i) agreements in the ordinary course of business, and (ii) transactions in furtherance of the completion of this transaction. Either FP or Qrons shall have the right, upon prior written notice to the other party hereto, to terminate its obligations hereunder at any time if the results of its due diligence inquiry are unsatisfactory to in their sole discretion, and in such event, neither party shall have any liability or obligation to the other party. The obligations of the parties to each other under the Agreement shall terminate upon the first to occur of (i) the expiration of the Exclusivity Period, (ii) by mutual agreement or (iii) the execution and delivery of a Merger Agreement among FP and Qrons and the Merger Sub.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.37 and is incorporated herein in its entirety by reference.

First Person Ltd.(“FP”) is focused on optimizing cognitive performance by pioneering the next wave of consumer products, innovating at the ingredient level, enabling seamless adoption and integration into major consumer markets. With a layered and diversified brand and product platform FP is focused on multiple protectable and scalable growth opportunities in large existing and emerging high-growth markets. FP creates, curates and innovates better ingredients that translate into disruptive consumer products. https://www.firstpersongroup.com/

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Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in this Item 3.02.

The shares of common stock underlying the common stock to be issued upon completion of the Merger described in Item 1.01 above shall be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation S of the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No	Description
10.37	Term Sheet dated October 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: October 22, 2024	By:	/s/ Jonah Meer
	Name:	Jonah Meer
	Title:	Chief Executive Officer

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